Media Contact: Jodi Guilbault MIPS Technologies, Inc. +1 650 567-5035 jodi@mips.com	Investor Contact: Mark Tyndall MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

 MIPS Technologies Announces Q1 Fiscal 2008 Conference Call Date
and Preliminary Fiscal Quarter Revenue Results

MOUNTAIN VIEW, Calif. – October 5, 2007 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications, today announced the company will report consolidated financial results on November 8, 2007 for the quarter ending September 30, 2007.  First quarter results will include results from Chipidea following the completion of the acquisition on August 27, 2007.  The company also announced that it expects to report revenues for the MIPS processor business approximately 6% below the guidance range given in the last earnings call—which will be offset in part by a record month of September for Chipidea revenues based on their historical reporting standards. The company is in the process of evaluating the extent to which recognition of post-acquisition revenue will be affected by the application of purchasing accounting rules on such revenue under U.S. generally accepted accounting principles (GAAP). No previous guidance had been given for Chipidea revenues.

“MIPS Technologies generated its second best revenue numbers for a first fiscal quarter in its history, but it was below our guidance,” said John Bourgoin, president and CEO of MIPS Technologies.  “Our new analog group, Chipidea, delivered results above expectations in what was also a record bookings quarter for their business.  We believe that business conditions remain firm, and we expect our processor revenues will increase in the December quarter over the prior quarter.”

All statements relating to the company’s first quarter financial performance contained in this release are preliminary and may change based on the company’s management and independent auditors completion of customary quarterly closing and review procedures.

MIPS Technologies will report financial results for the first quarter of fiscal 2008 on November 8, 2007 in a live conference call after the close of the market.  The company invites you to listen to management’s discussion of Q1 results and Q2 guidance in a live conference call on November 8, 2007 beginning at 1:45 p.m. Pacific time.  The conference call number is 1-203-844-7000 and the replay number is 1-203-369-1303 which will be available for seven days, following the conference call.  The access code for both numbers is MIPS.  An audio replay of the conference will be posted on the company’s website (www.mips.com) soon thereafter.

About MIPS Technologies
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications. The company drives the broadest architectural alliance that delivers 32- and 64-bit embedded RISC solutions to the embedded market, and in combination with its licensees, offers the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products worldwide.  MIPS Technologies currently owns more than 400 patent properties (patents and applications) worldwide and licenses its intellectual property to today’s leading semiconductor companies, ASIC developers and system OEMs.

Today, MIPS-Based™ designs are integrated in millions of products around the world, including broadband devices from Linksys, digital cameras from Canon, DTVs and entertainment systems from Sony, DVD Recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco and laser printers from Hewlett- Packard. Founded in 1998, MIPS Technologies is based in Mountain View, California, with offices worldwide. For more information, please contact (650) 567-5000 or visit http://www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ expectations regarding customers’ use of MIPS’ products.  These forward looking statements include MIPS’ expectation regarding license revenue from the processor business for the second quarter of fiscal 2008. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, difficulties that may be encountered in the integration of the Chipidea business,  changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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